                                  EXHIBIT 99.1
                                  ------------







                              Financial Statements
                           and Supplemental Schedules

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                             August 31, 1998 and the
                           year ended August 31, 1998
                       with Report of Independent Auditors

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                     for Bargaining Unit Employees - Plan 2

                              Financial Statements
                           and Supplemental Schedules

                             August 31, 1998 and the
                           year ended August 31, 1998




                                TABLE OF CONTENTS

Report of Independent Auditors..............................................1

Audited Financial Statements

Statement of Net Assets Available for Benefits..............................2
Statement of Changes in Net Assets Available for Benefits...................3
Notes to Financial Statements...............................................4


Supplemental Schedules

Line 27a - Schedule of Assets Held for Investment Purposes..................8
Line 27d - Schedule of Reportable Transactions..............................9

                         Report of Independent Auditors

Amcast Industrial Corporation
401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2


We have audited the accompanying statement of net assets available for benefits of Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2 as of August 31, 1998 and the related statement of changes in net assets available for benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at August 31, 1998 and the changes in its net assets available for benefits for the year ended August 31, 1998, in conformity with generally accepted accounting principles.

Our audit was made for the purposes of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of August 31, 1998, and reportable transactions for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.


February 18, 1999

                          Amcast Industrial Corporation
       401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2

                 Statement of Net Assets Available for Benefits


                                                           AUGUST 31
                                                             1998
                                                          -----------
ASSETS
    Investments, at fair value:
      Shares of registered investment companies           $ 1,902,856
      Common/collective trust fund                          1,365,287
      Amcast Industrial Corporation common stock               76,348
      Loans to participants                                   169,249
                                                          -----------
                                                            3,513,740
    Receivables:
      Employer contributions receivable                           381
      Employee contributions receivable                        20,808
      Accrued interest and dividend income                        488
                                                          -----------

Net assets available for benefits                         $ 3,535,417
                                                          ===========


See accompanying notes.

                          Amcast Industrial Corporation
       401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2

            Statement of Changes in Net Assets Available for Benefits

                           Year ended August 31, 1998


                                                                             FUND INFORMATION
                                      -------------------------------------------------------------------------------------------
                                          AMCAST        T. ROWE         T. ROWE        T. ROWE        T. ROWE          T. ROWE
                                        INDUSTRIAL       PRICE           PRICE          PRICE          PRICE            PRICE
                                       CORPORATION      STABLE       INTERNATIONAL       NEW            NEW             EQUITY
                                          COMMON         VALUE            STOCK        HORIZONS        INCOME         INDEX 500
                                          STOCK          FUND             FUND           FUND           FUND             FUND
                                      -------------------------------------------------------------------------------------------

Additions:
     Investment income
         Interest and dividends      $     1,290     $    32,571     $         3     $         6     $       410     $       252
         Net depreciation in fair
             value of investments        (27,131)              -            (185)         (2,019)           (132)         (5,646)
     Contributions
         Participant                       8,562          96,065           1,156           2,098           5,720          11,849
         Employer                          6,619               -               -               -               -               -
                                     -----------     -----------     -----------     -----------     -----------     -----------
                                         (10,660)        128,636             974              85           5,998           6,455

Deductions:
     Benefit payments                       (304)        (18,044)              -               -            (188)           (532)
     Conversions from other
         company-sponsored plans          88,335       1,371,124               -               -          11,476          26,054
                                     -----------     -----------     -----------     -----------     -----------     -----------
                                          88,031       1,353,080               -               -          11,288          25,522

Interfund transfers                         (233)       (108,284)            725           6,289          (6,739)         26,915
                                     -----------     -----------     -----------     -----------     -----------     -----------

Net increase                              77,138       1,373,432           1,699           6,374          10,547          58,892

Net assets available for
     benefits, August 31,1997                  -               -               -               -               -               -
                                     -----------     -----------     -----------     -----------     -----------     -----------
Net assets available for
     benefits, August 31,1998        $    77,138     $ 1,373,432     $     1,699     $     6,374     $    10,547     $    58,892
                                     ===========     ===========     ===========     ===========     ===========     ===========



                                                           FUND INFORMATION
                                     ------------------------------------------------------------
                                       T. ROWE         T. ROWE
                                        PRICE           PRICE
                                        EQUITY         CAPITAL
                                        INCOME       APPRECIATION    PARTICIPANT
                                         FUND            FUND           LOANS           TOTAL
                                     ------------------------------------------------------------

Additions:
     Investment income
         Interest and dividends      $    22,012     $         5     $     1,802     $    58,351
         Net depreciation in fair
             value of investments       (213,008)         (1,128)              -        (249,249)
     Contributions
         Participant                     130,173           6,993               -         262,616
         Employer                              -               -               -           6,619
                                     -----------     -----------     -----------     -----------
                                         (60,823)          5,870           1,802          78,337

Deductions:
     Benefit payments                    (28,126)           (379)           (550)        (48,123)
     Conversions from other
         company-sponsored plans       1,977,740          18,808          11,666       3,505,203
                                     -----------     -----------     -----------     -----------
                                       1,949,614          18,429          11,116       3,457,080

Interfund transfers                      (80,333)          5,329         156,331               -
                                     -----------     -----------     -----------     -----------

Net increase                           1,808,458          29,628         169,249       3,535,417

Net assets available for
     benefits, August 31,1997                  -               -               -               -
                                     -----------     -----------     -----------     -----------
Net assets available for
     benefits, August 31,1998        $ 1,808,458     $    29,628     $   169,249     $ 3,535,417
                                     ===========     ===========     ===========     ===========




See accompanying notes.

                          Amcast Industrial Corporation
       401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2

                          Notes to Financial Statements

                                 August 31, 1998

1. DESCRIPTION OF THE PLAN

The following description of Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees-Plan 2 (the "Plan") is provided for general information purposes only. Participants should refer to the Summary Plan Description for a more complete description of the plan's provisions.

GENERAL

The Plan is a contributory defined contribution plan covering substantially all employees of the Cedarburg, Richmond, and Superior Valve facilities who are compensated on an hourly basis and are covered by a collective bargaining agreement. It is subject to the Employee Retirement Income Security Act of 1974 (ERISA).

CONTRIBUTIONS

The Plan allows for employee deferred contributions in participant-directed amounts from 1 percent to 15 percent of their annual compensation, and allows for transfers by participants from any other plan meeting the requirements of Internal Revenue Code (the "IRC") Section 401(a). Employees may also annually contribute no more than two lump sum salary deferral contributions, provided that total contributions do not exceed the maximum contribution allowed for each employee. The Company makes matching contributions equal to 15 percent of the first 6 percent of compensation that is deferred by participants to the Plan. All employer contributions are in Company stock.

VESTING

Participants are immediately vested in their contributions plus actual earnings thereon. Participants are 50 percent vested in Company contributions made after one year of service with the Company, 75 percent vested after two years of service, and fully vested after three years of service. Vested benefits are paid by lump-sum distribution upon retirement, death, or termination.

PAYMENT OF BENEFITS

Upon termination of service for any reason, a participant may receive a lump-sum amount equal to the vested value of his or her account, either in cash or stock.

                          Amcast Industrial Corporation
       401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2

                    Notes to Financial Statements (continued)


1. DESCRIPTION OF THE PLAN (CONTINUED)

PARTICIPANT LOANS

Under the Plan, participants may borrow up to 50 percent of their vested balance not to exceed $50,000. The loan term is not to exceed 5 years unless the loan is for the purchase of a principal residence, in which case the term may be as long as 30 years. Interest rates on these loans are one percent above the prime rate of interest on the first business day of the calendar quarter in which a loan application is made to the Company.

PARTICIPANT ACCOUNTS

Each participant's account is credited with the participant's contributions and allocations of (a) the Company's contributions and (b) the Plan's earnings. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

ADMINISTRATIVE EXPENSES

Substantially all expenses of the Plan are paid by the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Plan's financial statements are prepared on the accrual basis of accounting.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

                          Amcast Industrial Corporation
       401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2

                    Notes to Financial Statements (continued)



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVESTMENT VALUATION

The Plan's investments are stated at fair value. The shares of registered investment companies are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end. Participant notes receivable are valued at their outstanding balances, which approximate fair value. Company common stock and the participation units owed by the Plan in the common/collective trust fund are based on quoted redemption value on the last business day of the Plan year.

3. INVESTMENTS

The fair value of individual investments that represent 5 percent or more of the Plan's net assets at August 31, are as follows:

                                                                  1998
                                                               ----------
Shares of registered investment companies:
   T. Rowe Price Stable Value Fund                             $1,365,287
   T. Rowe Price Equity Income Fund                             1,798,179

During fiscal 1998, the Plan's investments (including investments bought, sold, and held during the year) depreciated in value by ($249,249), as follows:

                                                                 YEAR ENDED
                                                              AUGUST 31, 1998
                                                              ---------------
Investments at fair value, as determined by quoted market
 prices:
   Shares of registered investment companies                   $ (222,118)
   Amcast Industrial Corporation common stock                     (27,131)
                                                              ---------------
                                                               $ (249,249)
                                                              ===============

4. INCOME TAX STATUS

The Internal Revenue Service (IRS) has not yet determined if the Plan qualifies under Section 401(a) of the IRC. However, the Plan Administrator believes that the Plan is qualified and therefore the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification.

                          Amcast Industrial Corporation
       401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2

                    Notes to Financial Statements (continued)


5. TRANSACTIONS WITH PARTIES-IN-INTEREST

The Trust is not charged for administrative services performed on its behalf by the Company. The Plan also invests in common stock of the Company which is the Plan Sponsor.

6. CONVERSIONS FROM OTHER COMPANY-SPONSORED PLANS

This plan was created for employees formerly covered by other Company-sponsored plans in prior periods. The amounts disclosed in the Statement of Changes in Net Assets Available for Benefits are those assets which were transferred from the Amcast Industrial Corporation Salary Deferral Plan for Bargaining Unit Employees and the Amcast Industrial Corporation 401(k) Salary Deferral Plan into this plan for those eligible employees made effective either at September 1, 1997, December 1, 1997 or June 1, 1998.

7. PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

8. YEAR 2000 ISSUE (UNAUDITED)

The Plan's Sponsor has developed a plan to modify its internal information technology to be ready for the year 2000 and has begun converting its critical data processing systems. The project also includes determining whether third party service providers have reasonable plans in place to become year 2000 compliant. The Plan's Sponsor currently expects the project to be substantially complete by early 1999 and does not expect this project to have a significant effect on Plan operations.

9.  SUBSEQUENT EVENT

On October 16, 1998, Superior Value, a division of Amcast Industrial Corporation (Plan Sponsor) and whose employees were participants under the Plan was sold. The participants' assets in the plan were distributed as prescribed by the plan document.

                             Supplemental Schedules

                          Amcast Industrial Corporation
       401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2

                            EIN 31-0258080 / Plan 021

           Line 27a - Schedule of Assets Held for Investment Purposes

                                 August 31, 1998


                                                           DESCRIPTION OF                                   CURRENT
                   IDENTITY OF ISSUE                        INVESTMENT                     COST              VALUE
---------------------------------------------------------------------------------------------------------------------

SHARES OF REGISTERED INVESTMENT COMPANIES:
*   T. Rowe Price Capital Appreciation Fund                2,006 shares                $    30,350       $    29,110
*   T. Rowe Price Equity Income Fund                       75,081 shares                 2,015,472         1,798,179
*   T. Rowe Price Equity Index 500 Fund                    2,224 shares                     63,935            57,977
*   T. Rowe Price International Stock Fund                 114 shares                        1,717             1,532
*   T. Rowe Price New Horizons Fund                        327 shares                        8,011             5,991
*   T. Rowe Price New Income Fund                          1,125 shares                     10,204            10,067
                                                                                       ------------------------------
                                                                                         2,129,689         1,902,856

COMMON/COLLECTIVE TRUST FUND:
*   T. Rowe Price Stable Value Fund                        1,365,287 units               1,365,287         1,365,287

*   Amcast Industrial Corporation common stock 4,986 shares                                103,126            76,348

Participant loans                                          Rates from 9.25% - 9.75%              -           169,249

                                                                                       ==============================
                                                                                       $ 3,598,102       $ 3,513,740
                                                                                       ==============================


*   Indicates party-in-interest to the Plan

                          Amcast Industrial Corporation
       401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2

                            EIN 31-0258080 / Plan 021

                 Line 27d - Schedule of Reportable Transactions

                       For the year ended August 31, 1998



                                                                                                                     COST
                                                              DESCRIPTION OF            PURCHASE      SELLING         OF
IDENTITY OF PARTY INVOLVED                                     INVESTMENT                 PRICE        PRICE         ASSET
----------------------------------------------------------------------------------------------------------------------------

Category (i)--A Single Transaction in Excess of 5 Percent of Plan Assets
------------------------------------------------------------------------

T.Rowe Price Stable Value Fund                        common/collective trust fund     $  443,473     $     -     $  443,473

T.Rowe Price Stable Value Fund                        common/collective trust fund        924,454           -        924,454

T. Rowe Price Equity Income Fund                      mutual fund                         960,198           -        960,198

T. Rowe Price Equity Income Fund                      mutual fund                       1,017,505           -      1,017,505

Category (iii)--A Series of Transactions in Excess of 5 Percent of Plan Assets
------------------------------------------------------------------------------

T.Rowe Price Stable Value Fund                        common/collective trust fund      1,490,050           -              -
                                                                                                -     124,762        124,762


T. Rowe Price Equity Income Fund                      mutual fund                       2,138,113           -              -
                                                                                                -     126,925        122,795



                                                                                       CURRENT
                                                                                       VALUE OF         NET
                                                                                       ASSET AT       REALIZED
                                                              DESCRIPTION OF            DATE OF       GAIN OR
IDENTITY OF PARTY INVOLVED                                     INVESTMENT             TRANSACTION      (LOSS)
--------------------------------------------------------------------------------------------------------------

Category (i)--A Single Transaction in Excess of 5 Percent of Plan Assets
------------------------------------------------------------------------

T.Rowe Price Stable Value Fund                        common/collective trust fund    $  443,473       $    -

T.Rowe Price Stable Value Fund                        common/collective trust fund       924,454            -

T. Rowe Price Equity Income Fund                      mutual fund                        960,198            -

T. Rowe Price Equity Income Fund                      mutual fund                      1,017,505            -

Category (iii)--A Series of Transactions in Excess of 5 Percent of Plan Assets
------------------------------------------------------------------------------

T.Rowe Price Stable Value Fund                        common/collective trust fund     1,490,050            -
                                                                                         124,762            -


T. Rowe Price Equity Income Fund                      mutual fund                      2,138,113            -
                                                                                         126,925        4,130


There were no category (ii) or (iv) transactions during the year.
Note:  Expense incurred with transaction and rental expense are not applicable.


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